Derivative works retain terms of license Provide copy of license/disclaimer in source (add to docs if no source) Acknowledge authors in advertising materials referring to this module Executable displays license/warranty info Display notice of any changes (author, date) Source available with binary distribution # Software Module Description Module Lic Type Copyright Holder Date In Compliance SA5600 & ASG Defender 1 Bourne-again linux shell bash-2.05a GPL Chet Ramey, Roland McGrath, Brian Fox, Doug Gwyn, Richard Stallman 2004 2 Multi-call binary; provides various linux core utilities busybox-1.00-rc3 GPL Erik Andersen, et al. 1989, 91 3 DHCP daemon dhcpcd GPL Yoichi Hariguchi, Sergei Viznyuk 1996-97, 1998 4 File system e2fsprogs-1.36 GPL Theodore Ts'o 2003 5 Flash ROM programmer flashrom GPL Various 1997-2005 6 File transfer ftplib-3.1 GPL Thomas Pfau 1996-98 7 GNU awk parser gawk-3.1.5 GPL Free Software Foundation, Inc. 1985-2005 8 Compression gzip-1.2.4 GPL Jean-loup Gailly 1992-93 9 Firewall iptables-1.3.1-shorewall GPL Netfilter Core Team et al. 2000-2004 10 Linux kernel linux-2.6.11.6-shorewall GPL Free Software Foundation, Inc. 1991-2004 11 X,Y,ZMODEM file transfer lrzsz-0.12.20 GPL Free Software Foundation, Inc. 1987-1998 12 Compression lzo-2.02 GPL Free Software Foundation, Inc. 1989, 91 13 Network utilities net-tools-1.60 GPL Phil Blundell, Bernd Eckenfels 1999 14 Network Time Protocol ntp-4.2.0 GPL David L. Mills, Free Software Foundation, Inc. 1992-2003 15 Virtual private network openvpn-2.0.5 GPL OpenVPN Solutions LLC 2002-05 16 FIPS-compliant virtual private network openvpn-2.0.9 GPL OpenVPN Solutions LLC 2002-05 17 PPTP tunnelling poptop-1.1.4 GPL Free Software Foundation, Inc. 1988-2003 18 PPTP tunnelling pptp-linux-1.5.0 GPL C. Scott Ananian 19 PPP over Ethernet rp-pppoe GPL Free Software Foundation, Inc. 1989, 91 20 Serial port configuration setserial-2.17 GPL Theodore Ts'o 1995-98 21 System log facility sysklogd-1.4.1 GPL Dr. Greg Wettstein, Martin Schulze, Regents U of CA 1983, 88, 94, 95, 96, 2004 22 Linux utilities sysvinit-2.86 GPL Miquel van Smoorenburg 1991-2004 23 Userspace device management udev-100 GPL Kay Sievers 2004-2006 24 Network file transfer wget-1.9 GPL Free Software Foundation, Inc. 25 Kernel routing (unused) zebra-0.92a GPL Kunihiro Ishiguro 1996-2001 26 Compression library zlib-1.1.4 GPL Kunihiro Ishiguro 2000 27 File system utilities sysfsutils-2.0.0 LGPL 28 GNU C library glibc-20041018 LGPL Free Software Foundation, Inc., Sun Microsystems, Carnegie Mellon University, Digital Equipment Corp., Intel, Craig Metz 1989, 91-93, 95-2004 29 Network utilities bind-9.3.0 BSD Internet Software Consortium 1996-2003, 2004 30 Packet capture library libpcap-0.8.1 BSD The Tcpdump Group 1995-2003 31 TACACS+ library libtacplus-0.2 BSD Roman Volkov 2000, 01 32 Pluggable Authentication Modules openpam-20050201 BSD Networks Associates Technology, Inc. 2002-03 33 File transfer ftpd-0.3.2 BSD David A. Madore 2000 34 Data encryption DES BSD-like* Eric Young, RSA Data Security 1991-2 35 PPP/SLIP daemon diald BSD-like* Eric Schenk 1994,5,6 36 Secure network connectivity ipsec-tools-0.6.1 BSD-like* Free Software Foundation, Inc. 1991-1998 37 Security/encryption krb5-1.3.4 BSD-like* Massachusetts Institute of Technology et al 1984-2004 38 Network management net-snmp-5.2.1.2 BSD-like* Networks Associates Technology, Inc 39 Secure network connectivity openssh-4.0p1 BSD-like* Tatu Ylonen et al. 1993-2004 40 Secure network connectivity openssl-0.9.7d BSD-like* The OpenSSL Project, Eric Young 1995-2005 41 FIPS-compliant secure network connectivity openssl-fips-1.1.1 BSD-like* The OpenSSL Project, Eric Young 1995-2005

42 PPP/SLIP daemon ppp-2.4.2_cvs_20040102 BSD-like* Paul Mackerras et al. 1984-2002 License Requirements Open Source Modules & License Requirements (to be satisfied as set forth in Proof of compliance with Software Licensing) 11/13/2007 ION Networks Confidential - Draft Copy Page 1 of 2 Derivative works retain terms of license Provide copy of license/disclaimer in source (add to docs if no source) Acknowledge authors in advertising materials referring to this module Executable displays license/warranty info Display notice of any changes (author, date) Source available with binary distribution # Software Module Description Module Lic Type Copyright Holder Date In Compliance License Requirements Open Source Modules & License Requirements (to be satisfied as set forth in Proof of compliance with Software Licensing) 11/13/2007 43 Email nail-11.21 BSD, MPL Regents of the University of California,Christos Zoulas,Gunnar Ritter 1980, 93, 96,2000 PRIISMS & ASG Guardian 1 Gnu arbitrary-precision math library gmp-1.3.2 GPL FSF 1991 2 Java Telnet Applet jta-20 LGPL Matthias L. Jugel and Marcus Meißner 1996-2007 3 Encryption algorithm MD5 BSD Paul Johnston 1999 - 2002 4 Encryption algorithm SHA-1 BSD Paul Johnston 2000 - 2002 5 Compression zlib-0.95 BSD-like* Jean-loup Gailly and Mark Adler 1995 6 Secure shell ssh-1.2.3 BSD-like* Tatu Ylonen 1995 7 Secure shell openssh-3.6.1p2 BSD-like* Tatu Ylonen 1995 8 Data encryption DES BSD-like* Eric Young, RSA Data Security 1991-2 9 TCL network utilities scotty-2.1.7 BSD-like* Juergen Schoenwaelder 2002 10 TCL interpreter TCL-8.2.1 BSD-like* Regents of the University of California, Sun Microsystems, Inc., Scriptics Corporation, et al. 1999 11 Network management UCD-SNMP-3.5.3 CMU Carnegie Mellon University 1988, 1989, 1991, 1992 12 Encryption libraries crypto42 Unrestricted Wei Dai 1995-2001 5500 & 3500 1 Data encryption DES BSD-like* Eric Young, RSA Data Security 1991-2 Secure Modem 1 Data encryption DES BSD-like* Eric Young, RSA Data Security 1991-2 Secure 520 Token 1 Data encryption DES BSD-like* Eric Young, RSA Data Security 1991-2 ION Networks Confidential - Draft Copy Page 2 of 2